SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Digital Impact Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 31, 2003

To our stockholders:

      Our 2003 annual meeting of stockholders will be held at the Crowne Plaza Hotel, 1221 Chess Drive, Foster City, California on July 31, 2003. The meeting will begin at 1:00 p.m. local time for the following purposes:

1. The election of one Class I director to serve for the ensuing three years and until his successor is duly elected and qualified;

2. The approval of amendments to our 1999 Director Equity Plan (formerly called the 1999 Director Option Plan) which (i) increases the number of stock options issuable to non-employee directors and (ii) provides for grants of restricted stock instead of stock options in the event that we are required to begin incurring a stock-based compensation charge in connection with option grants;

3. The ratification of the reappointment of PricewaterhouseCoopers LLP as our independent accountants for our fiscal year ending March 31, 2004; and

4. To transact such other business as may properly come before our annual meeting and any adjournment(s) or postponement(s) thereof.

      The foregoing matters are more fully described in the Proxy Statement accompanying this Notice.

      Only stockholders of record at the close of business on June 5, 2003 are entitled to notice of and to vote at our annual meeting.

      All stockholders are cordially invited to attend our annual meeting in person. However, to ensure your representation at our annual meeting, we urge you to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending our annual meeting may vote in person, even though he or she has previously returned a proxy.

By order of the Board of Directors,

Kenneth Hirschman
Vice President, General Counsel and Secretary

June 24, 2003

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE REQUEST THAT YOU COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

PROXY STATEMENT FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL NO. 1 ELECTION OF DIRECTOR
PROPOSAL NO. 2 APPROVAL OF AMENDMENTS TO OUR 1999 DIRECTOR EQUITY PLAN
PROPOSAL NO. 3 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
BENEFICIAL OWNERSHIP OF SHARES
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
STOCKHOLDER PROPOSALS
APPENDIX A

DIGITAL IMPACT, INC.

177 Bovet Road, Suite 200
San Mateo, California 94402
(650) 356-3400

PROXY STATEMENT FOR THE 2003
ANNUAL MEETING OF STOCKHOLDERS

       This Proxy Statement is being furnished by our board of directors to holders of our common stock in connection with the solicitation of proxies for use at our annual meeting to be held on Thursday, July 31, 2003 at the Crowne Plaza Hotel, 1221 Chess Drive, Foster City, California, commencing at 1:00 p.m. local time and at any adjournment or postponement thereof. The purposes of our annual meeting are set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of proxy are first being mailed to our stockholders on or about June 24, 2003.

The Proxy

      The persons named as proxy holders were selected by our board of directors and are officers of the company. The proxy holders will vote all proxies, or record an abstention or withholding, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted:

FOR the election of the director nominated by the board of directors;

FOR the approval of amendments to our 1999 Director Equity Plan; and

FOR the ratification of the reappointment of PricewaterhouseCoopers LLP as our independent accountants for our fiscal year ending March 31, 2004.

      We will pay the cost of soliciting proxies. In addition to solicitation by use of the mails, proxies may be solicited from our stockholders by our directors, officers and employees in person or by telephone or other means of communication. Our directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with any such solicitation. Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy materials to beneficial owners of shares held of record by these parties and for reimbursement of their reasonable expenses incurred in connection with forwarding these materials. We will promptly deliver upon written or oral request a separate copy of this Proxy Statement to any stockholder of a shared address to which a single copy of this document was delivered.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with our Secretary, at or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to our Secretary before the taking of the vote at the annual meeting or (iii) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of the proxy). Any written notice of revocation or subsequent proxy should be delivered to our Secretary at the address set forth above at or before the taking of the vote at the annual meeting.

Voting Securities and Voting Rights

      Our board of directors has fixed the close of business on June 5, 2003 as the record date for the determination of the stockholders entitled to notice of and to vote at our annual meeting. As of the record date, approximately 31,545,000 shares of common stock were outstanding and entitled to vote, constituting all of our voting stock. As of the record date, we had approximately 3,300 stockholders of record. Each holder of record of our common stock on the record date is entitled to one vote per share at our annual meeting, which may be cast either in person or by properly executed proxy.

      A plurality of the shares present in person or represented by proxy, entitled to vote and actually voted will elect the directors nominated for election this year. For the approval of all other matters submitted to a vote of stockholders, a quorum must be present and the matter must receive the affirmative vote of a majority of the votes cast (which shares voting affirmatively must also constitute a majority of the required quorum).

      A complete list of stockholders entitled to vote at our annual meeting will be available for inspection by any stockholder for any purpose germane to our annual meeting for ten days prior to our annual meeting during ordinary business hours at our headquarters located at 177 Bovet Road, Suite 200, San Mateo, CA 94402. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at our annual meeting is necessary to constitute a quorum at our annual meeting.

      Shares of our common stock represented in person or by proxy will be counted for the purpose of determining whether a quorum is present at our annual meeting. Shares which abstain from voting, and shares held by a broker nominee in “street name” which indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will be treated as shares that are present and entitled to vote at our annual meeting for purposes of determining whether a quorum exists, but will not be considered as votes cast. Although not considered as votes cast, broker non-votes may prevent a proposal from receiving the affirmative vote of a majority of the required quorum and, in that case, would have the same effect as votes against the proposal.

      All shares of our common stock which are entitled to vote and are represented at our annual meeting by properly executed proxies received prior to or at the meeting and not revoked will be voted at the meeting in accordance with the instructions indicated on the proxies. If no instructions are indicated (other than in the case of broker non-votes), the proxies will be voted as recommended by our board of directors.

      If any other matters are properly presented at our annual meeting for consideration, including, among other things, consideration of a motion to adjourn or postpone the meeting to another time or place (including, without limitation, for the purposes of soliciting additional proxies), the persons named in the enclosed forms of proxy and acting thereunder will have discretion to vote on such matters in accordance with their judgment.

PROPOSAL NO. 1

ELECTION OF DIRECTOR

Directors and Nominee for Director

      Our bylaws state that the authorized number of directors shall be established by resolution of our board of directors or by an amendment to the bylaws duly adopted by our board of directors or stockholders. Currently, our authorized number of directors is five. On May 9, 2003, Warren Packard resigned from our board of directors and concurrently therewith our board of directors reduced the authorized number of directors from six to five.

      Our certificate of incorporation provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. As a result, a portion of the board of directors will be elected each year. Gerardo Capiel is the Class I director whose term will expire at our 2003 annual meeting. Ruthann Quindlen and Edward J. Spiegel are Class II directors whose term will expire at our 2004 annual meeting. Michael Brown and William Park are Class III directors whose term will expire at our 2005 annual meeting.

      Our board of directors has nominated Gerardo Capiel to serve for an additional three years and until his successor is duly elected and qualified. The persons named as proxies in the enclosed form of proxy intend to vote your proxy for the re-election of Mr. Capiel, unless otherwise directed. If, contrary to our expectations, Mr. Capiel should become unavailable for any reason, votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the board of directors.

      There are no family relationships among any of our directors, officers or key employees.

      OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RE-ELECTION OF MR. CAPIEL TO OUR BOARD OF DIRECTORS.

Nominee

Name	Class	Age	Principal Occupation and Business Experience

Gerardo Capiel	I	34	Gerardo Capiel has served as our Chief Technology Officer and as a member of our board of directors since he co-founded Digital Impact in October 1997. From August 1996 to August 1997, Mr. Capiel was Director of Internet/ Internet Solutions for Altro Solutions, an information technology and business process consulting firm. Mr. Capiel holds a B.S. in engineering systems and computation from the Massachusetts Institute of Technology and an M.B.A. from Stanford University.
Continuing Directors

Ruthann Quindlen	II	49	Ruthann Quindlen has served as a member of our board of directors since November 1998. Since June 1994, Ms. Quindlen has been a general partner of Institutional Venture Partners, a venture capital investment firm. Ms. Quindlen holds a B.S.F.S. from Georgetown University and an M.B.A. from the Wharton School of the University of Pennsylvania.

Edward J. Spiegel	II	72	Edward J. Spiegel has served as a member of our board of directors since October 2001. Since 1997, Mr. Spiegel has been a Professor of Direct Marketing at Northwestern University. In addition, Mr. Spiegel provides services to marketing consulting firms Spiegel Marketing Associates (as its President since its inception) and The Callahan Group (as a general partner since 1997). Mr. Spiegel also serves on the board of directors of several privately held companies. Mr. Spiegel holds a B.A. from Dartmouth College and an M.B.A. from the Amos Tuck School of Business Administration of Dartmouth College.

William Park	III	35	William Park has served as our Chief Executive Officer since July 1999 and serves as President and Chairman of our board of directors, positions he has held since he co-founded Digital Impact in October 1997. From July 1996 through November 1996, Mr. Park was Director of Profile Marketing for NetAngels, an internet company focused on web personalization technologies. From 1989 to 1994, Mr. Park held a variety of marketing positions at ZAI*NET Software, Inc., an enterprise software company, where he became Vice President of Marketing in 1993. Mr. Park holds a B.A. from the University of Pennsylvania and an M.B.A. from Stanford University.

Michael Brown	III	44	Michael Brown has served as a member of our board of directors since September 1999. Mr. Brown also serves as Chairman of the Board of Quantum Corporation, a data storage company, a position he has held since May 1998. From September 1995 until September 2002, Mr. Brown served as Chief Executive Officer of Quantum. Mr. Brown also is a member of the board of directors of Nektar Therapeutics, a provider of drug delivery technology, and Veritas Software Corporation, a provider of storage software solutions. Mr. Brown holds a B.A. in economics from Harvard University and an M.B.A. from Stanford University.

Ages provided are as of May 31, 2003.

Information about the Board of Directors and Committees of the Board

      Our board of directors held eight meetings and acted three times by unanimous written consent during our fiscal year ended March 31, 2003. Our board of directors has an audit committee, a compensation committee and a nominating committee.

      Our audit committee currently consists of Ms. Quindlen, Mr. Brown and Mr. Spiegel. The audit committee assists management in the establishment and supervision of our financial controls, evaluates the scope of our annual audit, reviews audit results, consults with management and our independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. During our fiscal year ended March 31, 2003, our audit committee met four times.

      Our compensation committee currently consists of Ms. Quindlen and Mr. Brown. Our compensation committee establishes salaries, incentives and other forms of compensation for officers and other employees. During our fiscal year ended March 31, 2003, our compensation committee met four times and acted two times by unanimous written consent.

      Our nominating committee currently consists of Ms. Quindlen and Mr. Brown. The nominating committee is responsible for seeking, screening and recommending for nomination candidates for election to the board of directors. In so doing, the nominating committee may evaluate, among other things, a candidate’s decision-making abilities, business experience, relevant expertise, personal integrity and reputation. Names of prospective candidates for election to the board of directors may be submitted to our Secretary for referral to the nominating committee. Any stockholder who wishes to make a nomination for election to the board of directors at an annual or special meeting for the election of directors must comply with procedures set forth in our bylaws. The nominating committee did not meet during our fiscal year ended March 31, 2003.

      Mr. Spiegel was unable to attend three board meetings during our fiscal year ended March 31, 2003. No other director attended fewer than 75% of the aggregate number of meetings of the board of directors or meetings of the committees of the board on which such director served during our fiscal year ended March 31, 2003.

Compensation of Directors

      Directors do not currently receive any cash compensation from us for their service as members of our board of directors. During our fiscal year ended March 31, 2003, our 1999 director equity plan (formerly called the 1999 director option plan) provided for an automatic initial grant of 20,000 stock options and subsequent annual grants of 5,000 stock options. Each initial grant vested 25% on each of the first four anniversaries of its date of grant and each subsequent stock option grant vested on the first anniversary of the date of grant. The exercise price of all options that have been granted under our 1999 director equity plan is 100% of the fair market value per share of our common stock on the date of grant.

      The board of directors has approved and submitted for approval of stockholders certain amendments to the 1999 director equity plan. Please see “PROPOSAL NO. 2 — APPROVAL OF AMENDMENTS TO OUR 1999 DIRECTOR EQUITY PLAN.”

      Mr. Spiegel received his initial grant of 20,000 stock options under our 1999 director equity plan in October 2001 upon joining our board of directors. We granted Mr. Spiegel an additional 10,000 stock options in April 2002 from another option plan, which vest over a four-year period. Mr. Spiegel also received a subsequent automatic grant of 5,000 stock options under our 1999 director equity plan at our 2002 annual meeting.

      Ms. Quindlen has in the past waived her rights to grants under the 1999 director equity plan.

PROPOSAL NO. 2

APPROVAL OF AMENDMENTS TO OUR 1999 DIRECTOR EQUITY PLAN

      General. At the annual meeting, you will be asked to approve amendments to our 1999 director equity plan. These amendments have already been approved by our board of directors.

      History. The 1999 director equity plan (formerly called the 1999 director option plan) was adopted by our board of directors in September 1999 and approved by our stockholders in October 1999. In May 2003, our board of directors approved the amended and restated 1999 director equity plan, which is attached as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix A. The principal amendments to the plan are the following:

•	An increase in the size of a non-employee director’s initial award upon becoming a director, from 20,000 options to 40,000 options;

•	An increase in the size of a non-employee director’s annual award for serving as a member of the board of directors, from 5,000 options to 10,000 options;

•	The creation of additional annual awards for service on the audit and compensation committees of the board of directors; and

•	The modification of the form of prospective awards from stock options to restricted stock when and if we begin expensing stock options under Generally Accepted Accounting Principles.

      On May 30, 2003, the closing price of our common stock as quoted on the Nasdaq Stock Market was $1.71.

      Rationale for Amendments. We seek to attract and retain the most qualified non-employee directors to serve on our board of directors. Lately, it has been difficult for small public companies to attract new directors, and in some cases existing directors have been requested by their employers or partners to resign from public company boards in light of recent concerns about the prospect of liability derived from such service. At the same time, changes in federal law, SEC regulations and Nasdaq listing standards have forced companies to seek new directors with specific qualifications, such as increased levels of independence and financial expertise. As a result, many companies have increased their existing board compensation packages. The proposed amendments to the 1999 director equity plan are intended to increase the attractiveness of service on our board of directors as well as service on certain board committees.

      We are not currently required to incur a compensation expense for stock options granted under the 1999 director equity plan. However, recent pronouncements by the Financial Accounting Standards Board have indicated that stock option expensing may be required in the near future. We believe that in the event we are required to begin expensing stock options granted under the plan, restricted stock grants, and not option grants, will provide the most efficient non-employee director incentive device in light of the relative accounting consequences to the company. On or before the time that we begin incurring a compensation expense for options granted under the 1999 director equity plan, the automatic annual grant provisions of the plan will provide for grants of restricted stock rather than stock options.

      Description of Plan. This description of the 1999 director equity plan reflects the May 2003 amendments for which we seek your approval. The 1999 director equity plan has a term of ten years, but may be terminated earlier by our board of directors. A total of 500,000 shares of our common stock were initially reserved for issuance under the plan. Annual automatic increases to the number of shares available for grant under the plan equal to the lesser of 250,000 shares or an amount determined by our board of directors have been made annually since January 1, 2001. These annual increases will continue for the life of the plan.

      Awards Generally. Awards under the 1999 director equity plan may be either stock options or restricted stock. Restricted stock awards are shares of our common stock that are granted without requiring any monetary payment by the recipient and which vest over time. Initial award grants are made to a non-employee director upon first becoming a member of our board of directors. Annual board grants are made to all non-employee directors annually, as of the date of our annual meeting of stockholders, provided the non-employee director has been a member of our board for at least three months. Annual audit committee and compensation committee grants are made to each member of those committees annually, as of the date of our annual meeting of stockholders, provided the non-employee director has been a member of that committee for at least three months. The plan administrator may provide for automatic grants to members serving on other committees from time to time. All awards vest at the rate of 25% on each anniversary of the date of grant. Unvested awards are forfeited if a non-employee director’s service terminates prior to vesting.

      Stock Options. The plan provides for the following grants of stock options:

Grant	Number of Options

Initial Grant	40,000
Annual Board Grant	10,000
Annual Audit Committee Grant	7,500
Annual Compensation Committee Grant	2,500

      Each option granted under the plan has a term of ten years. The exercise price of each option granted under the plan equals the market value of a share of our common stock on the date of grant.

      Restricted Stock. On or before the time that we begin incurring a compensation expense for options granted under the 1999 director equity plan, the automatic grant provisions of the plan will no longer provide for grants of stock options and will instead provide for the following grants of restricted stock:

Restricted Stock
Grant	Grant Value

Initial Grant	$20,000
Annual Board Grant	$10,000
Annual Audit Committee Grant	$7,500
Annual Compensation Committee Grant	$2,500

      The actual number of shares of restricted stock granted is based on the market value of our stock on the date of grant. In addition, each restricted stock grant is subject to protective collars (or limits) designed to counter the effects of potential stock price volatility on the grants made under the plan.

      Award Assumption or Substitution. The 1999 director equity plan provides that if we merge with or into another corporation, or sell substantially all of our assets, the successor corporation will assume or substitute for each award. Following such an assumption or substitution, if a non-employee director’s service is terminated other than upon voluntary resignation, each award will become fully vested. If an outstanding award is not assumed or substituted for by a successor corporation, it will become fully vested.

      New Plan Benefits Table. The following table discloses the number of options that we expect to be granted to our non-employee directors on the date of our annual meeting of stockholders. No awards may be granted under the 1999 director equity plan to our executives or other employees. For this reason, William Park and Gerardo Capiel, who are executives of the company, are ineligible to receive grants under the plan even though they are directors.

Name of Director	Number of Options

William Park	0
Gerardo Capiel	0
Ruthann Quindlen	20,000
Michael Brown	20,000
Edward J. Spiegel	10,000

      U.S. Federal Income Tax Effects. The following summary sets forth certain of the federal income tax consequences to non-employee directors and to the company of awards granted under our 1999 director equity plan.

      A non-employee director to whom an option is granted will not recognize income at the time of grant. Upon exercising an option, a director will recognize ordinary compensation income equal to the difference, if any, between the exercise price paid and the market value, as of the date of exercise, of the shares the director receives. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss. We will generally be entitled to a federal income tax deduction in respect of the exercise in an amount equal to the ordinary compensation income recognized by the director.

      Generally, a non-employee director will recognize no income at the time of grant of restricted stock. As the restricted stock vests, the director will recognize ordinary compensation income in an amount equal to the market price of the shares at the time of vesting. Upon a director’s disposition of the shares, any gain or loss is treated as capital gain or loss. We will generally be entitled to a federal income tax deduction in respect of the vesting of restricted stock in an amount equal to the ordinary compensation income recognized by the director.

      The affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the annual meeting at which a quorum is present is required to approve the proposed amendment.

      OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF AMENDMENTS TO OUR 1999 DIRECTOR EQUITY PLAN.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      Our board of directors has selected PricewaterhouseCoopers LLP to audit our financial statements for our fiscal year ending March 31, 2004. This nomination is being presented to the stockholders for ratification at our annual meeting. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.

      OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS FOR OUR FISCAL YEAR ENDING MARCH 31, 2004.

Audit Fees

      Audit fees billed to us by PricewaterhouseCoopers LLP for our fiscal year ended March 31, 2003 for the audit of our annual financial statements and the review of those financial statements included in our quarterly reports on Form 10-Q totaled approximately $217,000.

Financial Information Systems Design and Implementation Fees

      We did not engage PricewaterhouseCoopers LLP to provide advice regarding financial information systems design and implementation during our fiscal year ended March 31, 2003.

All Other Fees

      Fees billed to us by PricewaterhouseCoopers LLP for our fiscal year ended March 31, 2003 for all other non-audit services, primarily tax-related services, totaled approximately $50,000.

      The audit committee believes that PricewaterhouseCoopers LLP’s provision of non-audit services is compatible with the requirement of maintaining its independence.

      Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors is not required by our bylaws or other applicable legal requirements. However, our board of directors is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection of PricewaterhouseCoopers LLP, our audit committee and our board of directors will reconsider whether to retain PricewaterhouseCoopers LLP. Even if the selection of PricewaterhouseCoopers LLP is ratified, our audit committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interest and in the best interest of stockholders.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      This section of the Proxy Statement will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under such Acts.

      The audit committee currently consists of Ruthann Quindlen, Michael Brown and Edward J. Spiegel. We believe that each member of our audit committee would be considered “independent” under current NASDAQ listing standards. The board of directors is currently assessing whether each member of the audit committee would be considered “independent” under the currently proposed NASDAQ listing standards promulgated pursuant to the Sarbanes-Oxley Act of 2002, and will make a formal determination once the standards have been finalized and the board’s assessment has been completed.

      The audit committee assists management in the establishment and supervision of our financial controls, evaluates the scope of our annual audit, reviews audit results, consults with management and our independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. The audit committee operates under a written charter adopted by our board of directors.

      In addition, the audit committee oversees a comprehensive system of internal controls to ensure the integrity of the financial reports and compliance with laws, regulations, and corporate policies, and recommends resolutions for any dispute that may arise between management and the auditors. Consistent with this oversight responsibility, the audit committee has reviewed and discussed with management the audited financial statements for our fiscal year ended March 31, 2003. PricewaterhouseCoopers LLP, the company’s independent auditors for our fiscal year ended March 31, 2003, issued their unqualified report dated April 24, 2003 on the company’s financial statements.

      The audit committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by AICPA Statement on Auditing Standards No. 61, “Communication with Audit Committees.” In addition, the audit committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has conducted a discussion with PricewaterhouseCoopers LLP relative to its independence. The audit committee has considered whether PricewaterhouseCoopers LLP’s provision of non-audit services is compatible with its independence.

      Based on these reviews and discussions, the audit committee recommended to our board of directors that our audited financial statements for our fiscal year ended March 31, 2003 be included in our Annual Report on Form 10-K.

Ruthann Quindlen
Michael Brown
Edward J. Spiegel

BENEFICIAL OWNERSHIP OF SHARES

      The following table shows information regarding the beneficial ownership of our common stock as of May 31, 2003 by the following individuals or groups:

•	each person or entity who is known by us to own beneficially more than 5% of our outstanding common stock;

•	each of our executive officers named in the Summary Compensation Table of this Proxy Statement;

•	each of our directors; and

•	all current directors and executive officers as a group.

      Unless otherwise indicated, and except for any rights these persons’ spouses or children sharing a household may have, the persons listed below have sole voting and investment power for shares of our common stock shown as beneficially owned by them. Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power for the shares. Percentage of beneficial ownership is based on 31,259,897 shares of common stock outstanding as of May 31, 2003.

		Options
	Stock Beneficially	Exercisable
	Owned	within 60 Days of	Total Beneficial	Percentage
Name and Address	(Excluding Options)	May 31, 2003	Ownership	Ownership

Entities affiliated with Institutional Venture Partners	4,781,160	0	4,781,160	15.3%
3000 Sand Hill Road
Building 2, Suite 290
Menlo Park, CA 94025
Entities affiliated with Draper Fisher Jurvetson	4,937,847	0	4,937,847	15.8%
400 Seaport Court, Suite 250
Redwood City, CA 94063
William Park	3,535,428	0	3,535,428	11.3%
Gerardo Capiel	1,785,584	0	1,785,584	5.7%
David Oppenheimer	429,010	83,901	512,911	1.6%
John Ouren	114,926	149,490	264,416	*
Kevin Johnson	0	201,562	201,562	*
Kevin Akeroyd	0	91,249	91,249	*
Ruthann Quindlen	4,794,160	0	4,794,160	15.3%
Michael Brown	0	81,250	81,250	*
Edward J. Spiegel	15,000	13,125	28,125	*
All current directors and executive officers as a group	10,683,023	820,990	11,504,013	35.9%

*	Less than 1% of the outstanding shares of our common stock.

      The shares listed above for entities affiliated with Institutional Venture Partners consist of 4,660,032 shares held by Institutional Venture Partners VIII, L.P., 70,128 shares held by IVM Investment Fund VIII, LLC, 15,828 shares held by IVM Investment Fund VIII-A, LLC and 35,172 shares held by IVP Founders Fund I, L.P. Ruthann Quindlen, a member of our board of directors, is a general partner of Institutional Venture Partners.

      The shares listed above for entities affiliated with Draper Fisher Jurvetson consist of 4,301,984 shares held by Draper Fisher Associates Fund IV, L.P., 323,806 shares held by Draper Fisher Partners IV, L.L.C., 203,132 shares owned by Timothy C. Draper, 100,000 shares owned by Steve Jurvetson and 8,925 shares owned by John H.N. Fisher. Messrs. Draper, Jurvetson and Fisher are all general partners of Draper Fisher Jurvetson.

      The shares listed above for Ruthann Quindlen include all shares beneficially owned by entities affiliated with Institutional Venture Partners, but Ms. Quindlen disclaims beneficial ownership of the shares held by these entities except to the extent of her pecuniary interest in these entities. In addition, Ms. Quindlen has sole voting and investment power over 13,000 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

      Our directors, executive officers, and any persons holding more than ten percent of our common stock are required to report to the Securities and Exchange Commission their initial ownership of our equity securities and any subsequent changes in that ownership. We believe that during our fiscal year ended March 31, 2003, our officers, directors and holders of more than ten percent of our common stock filed all Section 16(a) reports on a timely basis.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Compensation Philosophy

      As a general guideline, we seek to grow our business while attracting and retaining quality executives and managers. As such, the compensation committee has designed our executive compensation program to align with the achievement of our financial goals and key business objectives. During our fiscal year ended March 31, 2003, we sought to attract high caliber new members to our management team and secure the continued participation of critical members of our existing management team.

Components of Executive Compensation at Digital Impact

      Compensation for our executive officers generally consists of base salary, annual incentive bonus and equity-based incentives. The compensation committee assesses the past performance and anticipated future contribution of each executive officer in establishing the total amount and mix of each element of compensation.

  Base Salary

      The salaries of the executive officers, including that of our chief executive officer, are determined annually with reference to surveys of salaries paid to executives with similar responsibilities at comparable companies in the high technology industry. In addition to analyzing competitive data, the compensation committee makes discretionary and subjective determinations of appropriate compensation amounts to reflect our philosophy of paying for performance.

      The compensation committee places considerable weight on the recommendations of the chief executive officer in the case of the other executive officers. However, all awards of compensation are ultimately based upon the compensation committee’s judgment regarding the need to incentivize and retain the particular executive, taking into account the individual’s contributions to our long-term profitability and return to stockholders. In October 2002, we increased William Park’s salary from $225,000 to $275,000 to bring his salary compensation in line with chief executives of comparable companies. In February 2003, we increased John Ouren’s salary from $200,000 to $250,000 in connection with his promotion to Senior Vice President of World Wide Field Operations, which entailed significantly expanded responsibilities.

      In response to our financial performance during our fiscal quarter ended December 31, 2002, our senior executives offered to voluntarily reduce their salaries by 5% in an effort to reduce the company’s compensation costs. The compensation committee agreed to this reduction, and expects to reinstate senior executive salaries following the company’s achievement of GAAP profitability.

  Annual Incentive Bonus

      Because we did not meet our financial objectives for our fiscal year ended March 31, 2003, the compensation committee determined that no annual performance bonuses (other than ordinary sales and professional services commissions and bonuses) would be paid to any of our employees, including executive officers.

  Founder Retention Program

      When Messrs. Park and Capiel founded Digital Impact in October 1997, they agreed that their shares would vest over a four-year period, creating a significant retention incentive. By September 2001, all of these shares had vested. We have never granted stock options to either of our founders, who both hold key executive positions within the company. In order to create a meaningful retention incentive for these individuals, in January 2002 we implemented a cash-based retention program.

      Under this program, we agreed to pay Mr. Park $100,000 on each of January 1, 2003, 2004 and 2005 and Mr. Capiel $50,000 on each of July 1, 2002, January 1, 2003, and July 1, 2003. We paid Mr. Capiel his first retention installment of $50,000 on July 1, 2002. Both Mr. Park and Mr. Capiel agreed, in December 2002, to delay their January 1, 2003 payments until July 1, 2003. All payments under this program are contingent upon the executives’ continued service with us on each of the retention payment dates, including the payments that were delayed until July 1, 2003. If either executive resigns or his employment is terminated for cause, he will forfeit any future payments.

  Equity-Based Incentives

      The compensation committee believes that stock options and restricted stock motivate our executive officers to maximize long-term stockholder value. Options and restricted stock utilize vesting periods and, in some cases, performance-vesting features, in order to encourage our executives to continue in our employ and to perform to the best of their abilities. The compensation committee determines the number of options or restricted shares to grant to a particular executive officer based on our business plans, the executive’s level of responsibility, individual performance, historical award data and competitive practices for comparable positions in similar companies. We have never granted stock options to either William Park or Gerardo Capiel, our founders, each of whom has significant holdings of our common stock. Further details regarding grants of restricted stock and stock options may be found in the tables in this Proxy Statement in the section entitled “EXECUTIVE COMPENSATION.”

      With one exception, we have not granted any stock options to our executives during our fiscal year ended March 31, 2003.

      During our fiscal year ended March 31, 2002, we granted performance-accelerated stock options (PASOPs) to certain executives in order to focus them on one or more specific performance criteria, such as revenue, earnings and operating margin. The table below sets forth the status of the PASOPs we granted to our executives in prior years. We did not grant any PASOPs to our executives during our fiscal year ended March 31, 2003.

Name	Grant Date	Amount Granted	Performance Criteria	Performance Vesting

Kevin Johnson(1)	December 2001	112,500	Client Retention and Revenue Growth	112,500
Kevin Akeroyd(2)	December 2001	70,000	Operating Margin	0
		50,000	Promotion	modification of vesting schedule
David Oppenheimer(3)	December 2001	100,000	Earnings; Personal and Team Performance	50,000
John Ouren(4)	December 2001	50,000	Earnings	12,500
	March 2002	150,000	Revenue	69,100

(1)	This PASOP was part of Mr. Johnson’s original hiring package. Based on Mr. Johnson’s performance during 2002, 52,500 options automatically vested. In light of Mr. Johnson’s significant efforts during 2002, and at the recommendation of the chief executive officer, the compensation committee exercised its discretionary authority to accelerate the remaining unvested portion of this PASOP in February 2003.

(2)	Mr. Akeroyd’s 50,000 PASOP grant provided that if he earned a promotion to Sr. Vice President of Sales during 2002 that the vesting schedule of this stock option would be shortened from six years to three years. Mr. Akeroyd managed our sales force on a trial basis during 2002 while our chief executive officer reviewed his performance. The compensation committee formally awarded Mr. Akeroyd this promotion in October 2002 at the recommendation of the chief executive officer.

(3)	These PASOPs were designed to vest on an accelerated basis in the event certain company and individual performance targets were achieved. Twenty-five percent of these performance-based options vested in July 2002 following the company’s first-time achievement of positive EBITDA (earnings before interest, taxes, depreciation and amortization). The compensation committee, at the recommendation of the chief executive officer and pursuant to the terms of the option, accelerated an additional 25% of Mr. Oppenheimer’s option based on his personal and team performance during 2002.

(4)	The compensation committee designed Mr. Ouren’s 150,000 PASOP grant to incent him to drive revenue on a company-wide basis, not just within the professional services organization he managed during our fiscal year ended March 31, 2003, and set performance targets ranging 10% to 20% above the company’s projected revenue goals. Based on the company’s quarterly revenue performance during our fiscal year ended March 31, 2003, 69,100 of these options vested. Mr. Ouren’s 50,000 PASOP grant was designed to vest on an accelerated basis in the event certain company and individual performance targets were achieved. Twenty-five percent of these PASOPs vested in July 2002 following the company’s first-time achievement of positive EBITDA.

Impact of Section 162(m) of the Internal Revenue Code

      As a company with publicly traded securities, we are subject to Section 162(m) of the Internal Revenue Code, which limits the deductibility of certain compensation payments to our executive officers. This section also provides for certain exemptions to the limitations, specifically compensation that is “performance-based” within the meaning of Section 162(m). The compensation committee has generally endeavored to structure our executive compensation plans to achieve deductibility under Section 162(m) with minimal sacrifice in flexibility and objectives. However, deductibility is not the sole factor used in designing and determining appropriate compensation. The compensation committee may, in the future, enter into compensation arrangements that are not deductible under Section 162(m).

Ruthann Quindlen
Michael Brown

EXECUTIVE COMPENSATION

Summary of Fiscal Year 2003 Executive Compensation

      The following table sets forth for the periods presented compensation paid to, earned by or awarded to our chief executive officer, our chief technology officer and our four other most highly compensated executive officers for our fiscal year ended March 31, 2003. These officers are referred to as the named executive officers throughout this Proxy Statement. Kevin Johnson and Kevin Akeroyd joined us during our fiscal year ended March 31, 2002. The footnotes to the table provide additional information concerning our compensation and benefit programs.

					Long-Term
					Compensation
		Annual
		Compensation			Restricted	Securities
					Stock	Underlying	All Other
	Fiscal	Salary	Bonus		Awards	Options	Compensation
Name and Principal Position	Year	($)	($)		($)	(#)	($)

William Park	2003	$243,542	—		—	—	—
Chief Executive Officer	2002	225,000	—		—	—	—
	2001	216,873	—		$100,500	—	—
Gerardo Capiel	2003	186,923	$50,000	(1)	—	—	—
Chief Technology Officer	2002	198,333	—		—	—	—
	2001	191,843	—		34,840	—	$93,317 (2)
David Oppenheimer	2003	233,042	—		—	—	—
Sr. Vice President, Finance,	2002	235,000	—		273,750 (3)	100,000	—
Chief Financial Officer	2001	231,951	—		89,780	120,000 (4)	—
and Treasurer
John Ouren	2003	206,250	34,250	(5)	—	75,000
Sr. Vice President,	2002	200,000	79,830	(6)	263,250 (7)	250,000	—
World Wide Field Operations	2001	168,583	—		40,200	60,000 (4)	—
Kevin Johnson	2003	198,333	—		—	—	—
Sr. Vice President,	2002	60,513	—		—	337,500	62,500 (8)
Products and Marketing
Kevin Akeroyd	2003	190,008	126,434	(9)	—	—	—
Sr. Vice President,	2002	57,461	92,690	(10)	—	250,000
General Manager, Western Region

(1)	Represents the first payment under the retention program designed for Mr. Capiel in 2002. Additional information about this program may be found in the section of this Proxy Statement entitled “REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION.”

(2)	Represents the repayment of a loan by us on behalf of Mr. Capiel and our reimbursement of taxes incurred by Mr. Capiel in connection with this loan repayment. As a result, Mr. Capiel was awarded fewer shares of restricted stock in March 2001 under a key employee restricted stock program than he would have received had we not repaid this loan on his behalf.

(3)	As of March 31, 2003, Mr. Oppenheimer held 104,165 unvested restricted stock units representing shares of our common stock with an aggregate market value of $154,164 (based on a fiscal year-end stock price of $1.48). A restricted stock unit is a right to receive one share of our common stock at a fixed date in the future. Because Mr. Oppenheimer holds restricted stock units as opposed to shares of restricted stock, he is unable to sell the underlying shares until he receives them in February 2004 (or upon his termination of employment, if earlier). Mr. Oppenheimer is not entitled to receive cash dividends on his restricted stock units.

(4)	These options were cancelled in 2001 and are no longer outstanding.

(5)	Represents bonus earned by Mr. Ouren for his performance in managing our professional services organization during our fiscal year ended March 31, 2003.

(6)	Represents commissions earned by Mr. Ouren for his performance in managing our sales organization during our fiscal year ended March 31, 2002.

(7)	As of March 31, 2003, Mr. Ouren held 62,500 shares of unvested restricted stock with an aggregate market value of $92,500 (based on a fiscal year-end stock price of $1.48). If we pay dividends on our common stock to our stockholders generally, we will similarly pay dividends on shares of restricted stock held by Mr. Ouren, but any such dividends will be subject to the same forfeiture restrictions as the shares of restricted stock on which he was paid.

(8)	Represents a signing bonus paid to Mr. Johnson upon his commencement of employment with the company.

(9)	Represents commissions earned by Mr. Akeroyd for his performance in managing our sales organization during our fiscal year ended March 31, 2003.

(10)	Represents commissions earned by Mr. Akeroyd for his performance in managing the western region of our sales organization during our fiscal year ended March 31, 2002.

Fiscal Year 2003 Stock Option Grants

      The following table sets forth certain information regarding stock options granted to the named executive officers:

Individual Grants
Potential Realizable Value at
	Number of				Assumed Annual Rates of
	Shares	Percentage of			Stock Price Appreciation for
	Underlying	Total Options	Exercise		Option Term(2)
	Options	Granted to	Price Per	Expiration
Name	Granted	Employees(1)	Share	Date	5%	10%

William Park	—	—	—	—	—	—
Gerardo Capiel	—	—	—	—	—	—
David Oppenheimer	—	—	—	—	—	—
John Ouren(3)	75,000	4.2%	$1.37	02/06/13	$64,619	$163,757
Kevin Johnson	—	—	—	—	—	—
Kevin Akeroyd	—	—	—	—	—	—

(1)	The percentages in the table above are based on a total of 1,767,500 options granted to employees during our fiscal year ended March 31, 2003. The options in the table were granted under our 1998 stock plan with exercise prices equal to the fair market value of the underlying common stock on the date of grant.

(2)	These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

(3)	Mr. Ouren’s options vest in 48 equal monthly installments.

Aggregate Option Exercises in Fiscal Year 2003 and Fiscal Year-End Option Values

      The following table sets forth certain information regarding stock options exercised by and held by the named executive officers:

			Number of Shares		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Shares		Options at March 31, 2003		Options at March 31, 2003(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

William Park	—	—	—	—	—	—
Gerardo Capiel	—	—	—	—	—	—
David Oppenheimer	—	—	80,113	19,887	$60,085	$14,915
John Ouren	12,500	$12,968	102,203	210,297	29,078	44,797
Kevin Johnson	—	—	182,812	154,688	137,109	116,016
Kevin Akeroyd	—	—	69,027	180,973	53,045	138,055

(1)	Based on the closing price of our common stock on the last trading day of our fiscal year ended March 31, 2003 ($1.48).

Equity Compensation Plan Information

      We maintain the 1998 Stock Plan (the employee plan), the 1999 Director Equity Plan (the director plan) and the 1999 Employee Stock Purchase Plan (the ESPP), pursuant to which we may grant equity awards to eligible persons. The following table sets forth aggregate information regarding the shares of our common stock that may be issued under these plans as of March 31, 2003.

Number of Securities Remaining
			Weighted-	Available for Future Issuance
	Number of Securities to		Average Exercise	Under Equity Compensation
	be Issued Upon		Price of	Plans (Excluding Securities to
	Exercise of		Outstanding	be Issued Upon Exercise of
Plan Category	Outstanding Options		Options	Outstanding Options)

Equity compensation plans approved by stockholders	7,875,622		$2.56	5,273,588	(1)(2)
Equity compensation plans not approved by stockholders	Not applicable	(3)(4)

(1)	The employee plan incorporates an evergreen formula pursuant to which on January 1 of each year, the aggregate number of shares reserved for issuance under the plan will increase by a number of shares equal to the lesser of 1,500,000 shares, 5% of our outstanding shares or an amount determined by our board of directors. The director plan incorporates an evergreen formula pursuant to which on January 1 of each year, the aggregate number of shares reserved for issuance under the plan will increase by a number of shares equal to the lesser of 250,000 shares or an amount determined by our board of directors. The ESPP incorporates an evergreen formula pursuant to which on September 16 of each year, the aggregate number of shares reserved for issuance under the plan will increase by a number of shares equal to the lesser of 700,000 shares, 2% of our outstanding shares or an amount determined by our board of directors.

(2)	Of these shares, 3,484,157 shares remain available for grant under the employee plan, 1,210,000 shares remain available for grant under the director plan and 579,431 shares remain available for purchase under the ESPP.

(3)	In our acquisition of MineShare, Inc. in July 2000, we assumed options to purchase common stock under the MineShare, Inc. 1997 Stock Plan. As of March 31, 2003, options to purchase 59,165 shares of our common stock were outstanding under this plan having a weighted average exercise price of $3.57 per share. No further awards will be made under this plan. Statistics regarding the assumed options are not included in the table above.

(4)	All of our equity compensation plans under which we may grant awards have been approved by our stockholders.

Change in Control Arrangements

      Each of our named executive officers is a party to a retention agreement with us providing for certain benefits in the event that his employment terminates involuntarily within nine months following a change in control. These benefits include (i) a severance payment equal to six months’ salary, (ii) one year’s vesting credit for equity-based incentive awards and (iii) six months’ paid group health benefits. A change in control is defined to include, among other things, the acquisition of 50% of our common stock or voting power and our liquidation or dissolution.

      David Oppenheimer is party to an employment agreement dated July 29, 1999. If, within twelve months after we undergo a change in control, Mr. Oppenheimer’s employment is terminated without cause or he terminates his employment as a result of a reduction in his compensation, a change in his responsibilities or refusal of the successor company to assume our responsibilities under his employment agreement, 50% of his unvested equity-based incentive awards will become vested as of the date of his termination of employment. A change in control is defined as a merger or reorganization in which we are not the surviving corporation, our transfer of all or substantially all of our assets, our liquidation or dissolution, or if any person becomes the beneficial owner of 50% or more of our voting stock.

Compensation Committee Interlocks and Insider Participation

      None of the members of our compensation committee is an officer or employee of the company. No interlocking relationship exists between our board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has such an interlocking relationship existed in the past.

Indebtedness of Management

      In January 2002, we loaned $300,000 to William Park, our Chief Executive Officer. The loan matures on February 1, 2005. Interest, compounded annually on February 1 of each year and paid in full upon maturity, accrues at the rate of 2.74%. Mr. Park is required to prepay the loan with 50% of the after-tax proceeds of any sale by him of our common stock and with 100% of any retention program, bonus or severance payment to which he becomes entitled prior to the full repayment of the loan. In addition, the loan will become immediately due and payable in full in the event of certain terminations of Mr. Park’s employment with us. The largest aggregate amount of indebtedness outstanding at any time during our fiscal year ended March 31, 2003 was $300,000. As of May 31, 2003, the current amount of indebtedness outstanding was $260,024.

PERFORMANCE GRAPH

      The following graph compares the cumulative total return to our stockholders, the Nasdaq Composite Index, the Amex Inter@ctive Week Internet Index and the JP Morgan H&Q Internet Index. We have added the Amex Inter@ctive Week Internet Index because the JP Morgan H&Q Internet Index ceased being published in April 2002. In future proxy statements, we will no longer include the JP Morgan H&Q Internet Index in our Performance Graph. The graph assumes that $100 was invested in our common stock and in each index on November 22, 1999, the date of our initial public offering, and assumes the reinvestment of dividends. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

[PERFORMANCE GRAPH]

		NASDAQ Composite	Amex Inter@ctive	JP Morgan H&Q
	DIGI	Index	Week Internet Index	Internet Index

11/22/1999	100.00	100.00	100.00	100.00
3/31/2000	237.07	134.79	137.06	141.52
3/31/2001	8.93	54.24	36.93	32.23
3/31/2002	19.93	54.39	26.64	30.52
3/31/2003	9.87	39.53	18.52

STOCKHOLDER PROPOSALS

      Stockholders may submit proper proposals for inclusion in our Proxy Statement and for consideration at the next annual meeting of our stockholders by submitting their proposals in writing to our Secretary in a timely manner. In order to be included in our proxy materials for our 2004 annual meeting, stockholder proposals must be received by our Secretary no later than February 24, 2004. Proposals received after that date will not be eligible for inclusion in our Proxy Statement for next year’s annual meeting.

      In accordance with the advance notice provisions set forth in our bylaws, proposals submitted after February 24, 2004, but on or before May 4, 2004, may be eligible for consideration at next year’s annual meeting, but will not be eligible for inclusion in the Proxy Statement for that meeting. Any proposal received after May 4, 2004 will be considered untimely for our 2004 annual meeting. A copy of the full text of the bylaw provision described above may be obtained by writing to our Secretary.

      In all cases, proposals for our 2004 annual meeting must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. All notices of proposals by stockholders, whether or not included in our proxy materials, should be sent to Digital Impact, Inc., 177 Bovet Road, Suite 200, San Mateo, California, 94402, Attention: Secretary.

      The board of directors knows of no matters other than those listed in the attached Notice of Annual Meeting of Stockholders that are likely to be brought before the 2003 annual meeting. However, if any other matter properly comes before the 2003 annual meeting or any adjournment or postponement thereof, the attached proxy card grants the proxy holders discretionary authority to vote on that matter.

By Order of the Board of Directors,

Kenneth Hirschman
Vice President, General Counsel and Secretary

APPENDIX A

DIGITAL IMPACT, INC.

1999 DIRECTOR EQUITY PLAN

adopted September 1999

approved by stockholders October 1999
amended and restated January 2002
amended and restated May 2003

      1. Purposes of the Plan. The purposes of this 1999 Director Equity Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board. All stock options granted hereunder shall be nonstatutory stock options.

      2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Company’s Chief Executive Officer.

(b) “Annual Meeting” means the Company’s annual meeting of stockholders.

(c) “Audit Committee” means audit committee of the Board or any successor committee of the Board performing similar functions.

(d) “Award” means an Option or Restricted Stock granted hereunder.

(e) “Board” means the Board of Directors of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Common Stock” means the common stock of the Company, par value $0.001 per share.

(h) “Company” means Digital Impact, Inc., a Delaware corporation.

(i) “Compensation Committee” means the compensation committee of the Board or any successor committee of the Board performing similar functions.

(j) “Director” means a member of the Board.

(k) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(l) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Stock Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(o) “Inside Director” means a Director who is an Employee or who has been an Employee at any time during the previous twelve (12) months.

(p) “Option” means a stock option granted pursuant to the Plan.

(q) “Optioned Stock” means the Common Stock subject to an Option.

(r) “Outside Director” means a Director who has not been an Employee for at least twelve (12) months.

(s) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(t) “Plan” means this 1999 Director Equity Plan.

(u) “Restricted Stock” means a grant of Shares subject to a forfeiture restriction that lapses over time.

(v) “Share” means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

(w) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

(x) “Transition Date” means (i) the later of (A) the date that is six months prior to the beginning of the fiscal quarter in which the Company changes its method of stock option expense accounting from the intrinsic value method to the fair value method or (B) the most recent date that Options were granted under this Plan, if such change requires that stock options covering Shares granted prior to such fiscal quarter be expensed using the fair value method in such fiscal quarter and subsequent fiscal quarters, or (ii) the first day of the fiscal quarter in which the Company changes its method of stock option expense accounting from the intrinsic value method to the fair value method, if such change does not require that stock options covering Shares granted prior to such fiscal quarter be expensed using the fair value method in such fiscal quarter and subsequent fiscal quarters; provided, however, that if neither such date satisfactorily accomplishes the goal of the Company to minimize equity-based compensation expense while maximizing the retention and performance incentive of Awards granted under the Plan, the Administrator may select another date as the Transition Date.

      3. Stock Subject to the Plan.

(a) Plan Pool. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be granted as Restricted Stock or optioned and sold pursuant to an Option under the Plan is 500,000 Shares, plus an annual increase to be added on January 1 of each year, beginning in 2001, equal to the lesser of 250,000 shares or an amount determined by the Board (the “Pool”). The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Shares Returned to Pool. Unless the Plan has previously been terminated, the following events will result in Shares being returned to the Pool and shall be available for future grant under the Plan:

(i) An Option expires or becomes unexercisable without having been exercised in full (the unpurchased Shares will be returned to the Pool);

(ii) Unvested Restricted Stock is forfeited (the underlying Shares will be returned to the Pool); and

(iii) Shares tendered to the Company to exercise an Option (the tendered Shares will be returned to the Pool).

      4. Awards Generally.

(a) Limitations. Awards may be granted only to Outside Directors. All grants of Awards hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the terms set forth in Sections 4, 5 and 6 hereof. The Plan shall not confer upon any grantee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director’s relationship with the Company at any time. In the event that any Award granted under the Plan would cause the number of Shares subject to outstanding Awards plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Award grant shall be allocated on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the stockholders to increase the number of Shares which may be issued under the Plan, through an automatic Pool increase pursuant to Section 3 or through cancellation or expiration of Awards previously granted hereunder.

(b) Award Transition. Prior to the Transition Date, all Awards granted hereunder shall be Options. On or after the Transition Date, all Awards granted hereunder shall be Restricted Stock.

(c) Stockholder Approval. Notwithstanding the provisions of Sections 5 and 6 hereof, any exercise of an Option or vesting of Restricted Stock granted before the Company has obtained stockholder approval of the Plan in accordance with Section 17 hereof shall be conditioned upon obtaining such stockholder approval.

(d) Other Committees. The Administrator shall determine from time to time whether other service by Directors on committees of the Board not covered by the Plan warrants grants of Awards for such service, and shall have the power and authority to modify the Plan from time to time to establish non-discretionary, automatic award grants to be made to such committee members on such terms and at such times as the Administrator shall determine.

(e) Deferral. Directors may, at their election, and subject to rules and procedures implemented by the Administrator and applicable laws, defer the receipt of Shares otherwise deliverable hereunder upon the exercise of Options or the vesting of Restricted Stock.

      5. Options.

(a) Initial Board Grant. Each Outside Director shall be automatically granted an Option to purchase 40,000 Shares on the date on which the later of the following events occurs:

(i) the effective date of this Plan, as determined in accordance with Section 7 hereof; or

(ii) the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that a Director who ceases to be an Inside Director but who remains a Director shall not receive this initial Award.

(b) Annual Board Grant. Upon each Annual Meeting, each Outside Director shall be automatically granted an Option to purchase 10,000 Shares, provided he or she is then an Outside Director and if as of such date he or she shall have been a Director for at least the preceding three (3) months.

(c) Annual Audit Committee Grant. Upon each Annual Meeting, each Outside Director that is a member of the Audit Committee shall be automatically granted an Option to purchase 7,500 Shares, provided he or she is then an Outside Director and if as of such date he or she shall have been a member of the Audit Committee for at least the preceding three (3) months.

(d) Annual Compensation Committee Grant. Upon each Annual Meeting, each Outside Director that is a member of the Compensation Committee shall be automatically granted an Option to purchase 2,500 Shares, provided he or she is then an Outside Director and if as of such date he or she shall have been a member of the Compensation Committee for at least the preceding three (3) months.

(e) Terms. The terms of each Option granted hereunder shall be as follows:

(i) the term shall be ten (10) years;

(ii) each Option shall be exercisable only while the Outside Director remains a Director, except as set forth in Sections 9 and 11 hereof;

(iii) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of such Option; and

(iv) subject to Section 11 hereof, each Option shall become exercisable as to 25% of the Shares subject to such Option on each anniversary of its date of grant, provided that the grantee continues to serve as a Director on such dates.

(f) Award Transition. Notwithstanding anything to the contrary in this Section 5, no Option shall be granted under the Plan on or after the Transition Date.

      6. Restricted Stock.

(a) Initial Board Grant. Each Outside Director shall be automatically granted a number of Shares of Restricted Stock determined by dividing (A) $20,000 by (B) the Fair Market Value of a Share on the date on which the later of the following events occurs:

(i) the effective date of this Plan, as determined in accordance with Section 7 hereof; or

(ii) the date on which such person first becomes an Outside Director after the Transition Date, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive this initial Award;

provided, however, that no Award granted pursuant to this subsection shall constitute less than 4,000 Shares nor more than 26,667 Shares.

(b) Annual Board Grant. Upon each Annual Meeting after the Transition Date, each Outside Director shall be automatically granted a number of Shares of Restricted Stock determined by dividing (A) $10,000 by (B) the Fair Market Value of a Share, provided he or she is then an Outside Director and if as of such date he or she shall have been a Director for at least the preceding three (3) months; provided, however, that no Award granted pursuant to this subsection shall constitute less than 2,000 Shares nor more than 13,333 Shares.

(c) Annual Audit Committee Grant. Upon each Annual Meeting after the Transition Date, each Outside Director that is a member of the Audit Committee shall be automatically granted a number of Shares of Restricted Stock determined by dividing (A) $7,500 by (B) the Fair Market Value of a Share, provided he or she is then an Outside Director and if as of such date he or she shall have been a member of the Audit Committee for at least the preceding three (3) months; provided, however, that no Award granted pursuant to this subsection shall constitute less than 1,500 Shares nor more than 10,000 Shares.

(d) Annual Compensation Committee Grant. Upon each Annual Meeting after the Transition Date, each Outside Director that is a member of the Compensation Committee shall be automatically granted a number of Shares of Restricted Stock determined by dividing (A) $2,500 by (B) the Fair Market Value of a Share, provided he or she is then an Outside Director and if as of such date he or she shall have been a member of the Audit Committee for at least the preceding three (3) months; provided, however, that no Award granted pursuant to this subsection shall constitute less than 500 Shares nor more than 3,333 Shares.

(e) Vesting. Subject to Section 11 hereof, Restricted Stock granted hereunder shall vest at the rate of 25% on each anniversary of the date of grant, provided that the grantee continues to serve as a Director on such dates.

(f) Award Transition. Notwithstanding anything to the contrary in this Section 6, no Restricted Stock shall be granted under the Plan prior to the Transition Date.

      7. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 12.

      8. Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other Shares which (x) in the case of Shares acquired upon exercise of an option, have been owned by the grantee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, (v) any combination of the foregoing methods of payment or (vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable laws.

      9. Option Exercise; Effect of Termination of Board Service on Awards.

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 5 hereof; provided, however, that no Options shall be exercisable until stockholder approval of the Plan in accordance with Section 17 hereof has been obtained. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 8 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares (or, in the case of uncertificated Shares, the issuance of such Shares to the brokerage or other designated account of the grantee) no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued (or an electronic transfer shall be made) to the grantee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Board Service. Subject to Section 11 hereof, in the event an Option grantee’s status as a Director terminates (other than upon the grantee’s death or Disability), the grantee may exercise his or her Option, but only within three (3) months following the date of such termination, and only to the extent that the grantee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its term). To the extent that an Option grantee was not entitled to exercise an Option on the date of such termination, and to the extent that the grantee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate. Unvested Restricted Stock held by a Director on the date of such termination shall be forfeited.

(c) Disability. In the event an Option grantee’s status as a Director terminates as a result of Disability, the grantee may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the grantee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its term). To the extent that an Option grantee was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate. Unvested Restricted Stock held by a Director on the date of such termination shall be forfeited.

(d) Death. In the event of an Option grantee’s death, the grantee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the grantee was entitled to exercise it on the date of death (but in no event later than the expiration of its term). To the extent that the grantee was not entitled to exercise an Option on the date of death, and to the extent that the grantee’s estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate. Unvested Restricted Stock held by a Director on the date of such termination shall be forfeited.

      10. Transferability. An Award may be transferred (i) to one or more Family Members (as defined below) of the grantee or (ii) under a domestic relations order in settlement of marital property rights. “Family Member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than fifty percent (50%) of the voting interests.

      11. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the exercise price per Share covered by each such outstanding Option, and the number of Shares issuable pursuant to the automatic grant provisions of Sections 5 and 6 and the collar provisions of Section 6 shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Awards may be assumed or equivalent equity-based incentives may be substituted by the successor corporation or a Parent or Subsidiary thereof (the “Successor Corporation”), but any replacement or substitute incentives shall have the same vesting terms as the original Awards. Following such assumption, replacement or substitution, if the grantee’s status as a Director or as a director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the grantee, the assumed Award or replacement or substitute equity-based incentive shall become fully vested.

      If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent equity-based incentive, the Option shall become fully vested and exercisable. In such event the Board shall notify the grantee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate. If the Successor Corporation does not assume an outstanding grant of Restricted Stock or substitute for it an equivalent equity-based incentive, the grant of Restricted Stock shall vest immediately prior to the consummation of the applicable transaction.

      For the purposes of this Section 11(c), an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

      12. Amendment and Termination of the Plan. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any grantee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required. Any such amendment or termination of the Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated.

      13. Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date determined in accordance with Sections 5 and 6 hereof.

      14. Conditions on Issuance of Shares. Shares shall not be issued under any Award unless the issuance and delivery of such Shares pursuant thereto, and in the case of an Option, the exercise of such Option, shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

      16. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

      17. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law and any stock exchange rules.

+
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000 0000000000 0 0000 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext Holder Account Number C 1234567890 JNT

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A  Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominee.

	For	Withhold
01 – Gerardo Capiel	☐	☐

B  Issues

The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
2.	The approval of amendments to our 1999 Director Equity Plan (formerly called the 1999 Director Option Plan).	☐	☐	☐

		For	Against	Abstain
3.	The ratification of the reappointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending March 31, 2004.	☐	☐	☐

C  Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.
 NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box	Date (mm/dd/yyyy)
/ /

■	1UPX HHH PPPP 001920	+

Proxy — Digital Impact, Inc.

Meeting Details

Address: Crowne Plaza Hotel, 1221 Chess Drive, Foster City, California
Proxy Solicited by Board of Directors for Annual Meeting – July 31, 2003 at 1:00 p.m. local time

David Oppenheimer, Kenneth Hirschman, or either of them, each with the power of substitution, is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Digital Impact, Inc. to be held on July 31, 2003 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the listed nominee for director and FOR Issues 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be voted on reverse side.)